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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT
                              --------------------


This Employment Agreement is dated this 1st day of January, 1997, between Harmony Holdings, Inc. ("Harmony") and Brian Rackohn ("Employee").

Harmony accepts Employee as Chief Financial Officer ("CFO") and Employee agrees to be employed by Harmony in that position, under the following terms and conditions:

        1.   TERM OF EMPLOYMENT.  The term of this Agreement will be for two
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years from January 1, 1997 and expire on December 31, 1998 ("Initial Term").
After this Initial Term, the employment relationship may be terminated at any time by either Employee or Harmony upon ninety (90) days written notice to the other, for any or no reason, with or without cause. During the Initial Term,
the Agreement may be terminated for cause as defined in Paragraph 8.   The
parties may continue to operate under the terms of this Agreement after the
Initial Term until a new Agreement is reached between the parties.   At any time
after the Initial Term, Harmony may avoid the ninety (90) days notice by paying to Employee a sum equivalent to ninety (90) days of salary as severance pay in lieu of notice.

        2.   COMPENSATION.  For the services to be rendered by Employee during
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her employment by Harmony, Employee will receive annual salary at the rate of
$132,000 in the first year and annual salary of $141,000 in the second year, payable according to the normal payroll practices of Harmony.

        3.   STOCK OPTIONS   Harmony Holdings shall cancel all warrants issued
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and outstanding to Employee and grant five-year options to purchase an aggregate of 75,000 shares of Common Stock of Harmony Holdings at an exercise price of $1.50 per share. 50,000 options shall vest immediately; 12,500 options shall vest on December 31, 1997 and 12,500 options shall vest on December 31, 1998.

        4.   EMPLOYEE BENEFITS.  Employee is eligible to receive all benefits
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normally provided by Harmony to other employees, as set forth in Harmony's employee handbook, except that Employee will receive four (4) weeks of vacation
per year.   These benefits may be changed at any time by Harmony upon written notice to Employee (except the vacation time).

        5.   EXPENSES.  Harmony will pay a monthly allowance of $500 per month
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for Employee's automobile, payable at the beginning of the month for that month.
Harmony will reimburse Employee for those reasonable expenses upon submission to Harmony of appropriate vouchers prepared in accordance with applicable regulations of the Internal Revenue Service, in addition to all expenses related to the maintenance of Employee's CPA license.

        6.   DUTIES.  Employee will be employed as a CFO of Harmony.  Employee
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will render services that are consistent with the title, position and responsibilities of a CFO of a publicly traded business the size and conducting operations comparable to Harmony, which include but are not limited to supervising all of the accounting staff, overseeing the operations, preparation of the financials, reporting and interacting with outside professionals (accountants and attorneys), reporting and interacting with the Presidents of the subsidiaries, reviewing cash management status, making decisions on short term investing and or line of credit borrowing in line with approved strategy, supervising the insurance administration and pricing, and acting as signatory on checks. Employee will make every effort to and will conduct himself at all times so as to advance the best interests of Harmony and will devote full time and efforts exclusively to the business affairs of Harmony.

        7.   COMPLIANCE WITH HARMONY POLICY.  Employee agrees to, at all times,
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observe, respect and comply with all personnel policies and procedures of
Harmony then existing (both oral or written) pertaining to the performance of Employee's duties.

        8.   CONTRACTUAL LIMITATIONS.  Employee warrants that Employee is under
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no contractual limits restraining or impairing Employee's ability to contract with or perform services for Harmony, including but not limited to any agreements restricting the use of information or limiting or prohibiting competition or the solicitation of customers.
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        9.   TERMINATION.  Harmony may immediately terminate Employee's
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employment hereunder at any time for cause, which shall mean (i) fraud or embezzlement or indictment of Employee of any felony or crime involving moral turpitude or larceny; (ii) the commission by Employee of an act of dishonesty constituting a crime; (iii) intentional dereliction in the performance of Employee's duties or responsibilities; (iv) the failure to carry out the reasonable directives of the Board of Directors of Company relating to the conduct of Company's business; (v) willful breach of any material duty by Employee within the course of Employee's employment hereunder; or (vii) knowingly imparting confidential information relating to the business of Company or its personnel, as specified in Paragraph 9.

        10.  NON-DISCLOSURE.   Harmony may provide and make available to
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Employee certain information regarding its business, including without limitation: pending projects or proposals; business plans and projections, including new facility or expansion plans; employee and contractor salaries, contracts and wage information; financial information about Harmony; subsidiary information reports; ("Information"). This Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, constitutes the professional and trade secrets of Harmony, and is being provided and disclosed to Employee solely for use in connection with his employment by Harmony.

        In consideration of such employment and receipt of the Information, Employee agrees that he:

        (1) Will regard and preserve the Information as highly confidential and the trade secrets of Harmony;

        (2) Will not disclose, nor permit to be disclosed, any of the Information to any person or entity, absent consent and approval from Harmony;

        (3) Will not photocopy or duplicate, and will not permit any person to photocopy or duplicate, any of the Information without Harmony's consent and approval;

        (4) Will not make any use of Information for his own benefit or the benefit of any person or entity other than Harmony;

        (5) Will return all Information, including but not limited to books maintained by Employee, to Harmony within twenty-four (24) hours after request for same.

        11.  NOTICE.  For the purposes of this Agreement, notices are to be
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either personally delivered, faxed, or mailed by United States first class mail, addressed to:

             Harmony:  Harmony Holdings, Inc.
                       Harvey Bibicoff ,COB
                       1990 Westwood Blvd., #310
                       Westwood, California 90025-4676
                       (310) 446-7700

             Employee: Brian Rackohn
                       17321 Gilmore Street
                       Van Nuys, California 90025
                       (818) 996-2705

        12.  MISCELLANEOUS.  No provision of this Agreement may be amended,
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modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Employee and on behalf of Harmony by an officer. No waiver by either party at any time of any breach by the other party of or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California applicable to agreements made and to be performed in such State. This Agreement supersedes and cancels
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any prior agreement, if any, entered into between Employee and Harmony relating to Employee's employment with Harmony.

        13.  VALIDITY.  The invalidity of any provision or provisions of this
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Agreement will not affect any other provisions of this Agreement, which will remain in full force and effect, nor will the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Employee and by the duly authorized officer of Harmony on the date first above written.

                                       Harmony Holdings,  Inc.



                                       By/s/Harvey Bibicoff
                                       --------------------
                                       Harvey Bibicoff, COB



                                       "Employee"



                                       By/s/Brian Rackohn
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                                       Brian Rackohn